                                                                 Exhibit 4(f)

                               TRUST AGREEMENT OF
                                 ASBC CAPITAL II


         This TRUST AGREEMENT of ASBC CAPITAL II (the "Trust"), dated as of May 3, 2002, among (i) Associated Banc-Corp, a Wisconsin corporation (the "Depositor"), (ii) The Bank of New York (Delaware), a Delaware banking corporation, not in its individual capacity but solely as the Delaware trustee of the Trust, and (iii) Brian R. Bodager, Teresa A. Rosengarten and Joseph B. Selner, each an individual employed by the Depositor, not in their individual capacities but solely as administrative trustees of the Trust (each of such trustees in (ii) and (iii), a "Trustee" and collectively, the "Trustees"). The Depositor and the Trustees hereby agrees as follows:

                  1. The Trust created hereby shall be known as "ASBC Capital II", in which name the Trustees, or the Depositor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

                  2. The Depositor hereby assigns, transfers, conveys and sets over to the Trustees, the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees hereby are authorized and directed to execute and file a certificate of trust with the Secretary of the State of Delaware in accordance with the provisions of the Business Trust Act.

                  3. The Depositor and the Trustees will enter into an Amended and Restated Trust Agreement, satisfactory to each such party and substantially in the form to be included as an exhibit to the 1933 Act Registration Statement referred to below, to provide for the contemplated operation of the Trust created hereby and the issuance of the Capital Securities and the Common Securities referred to therein. Prior to the execution and delivery of such Amended and Restated Trust Agreement, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

                  4. The Trustees hereby authorize and direct the Depositor (i) to file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) a Registration Statement on Form S-3 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to the 1933 Act Registration Statement, relating to the registration under the Securities Act of 1933, as amended, of the Capital Securities of the Trust and certain other securities and (b) a Registration Statement on Form 8-A (the "1934 Act Registration Statement")

(including all pre-effective and post-effective amendments thereto) relating to the registration of the Capital Securities of the Trust under Section 12(g) of the Securities Exchange Act of 1934, as amended; (ii) to file with the Nasdaq Stock Market, Inc. ("Nasdaq") and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Capital Securities to be included on the Nasdaq National Market, (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Capital Securities under the securities or blue sky laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable and (iv) to negotiate the terms of, and execute on behalf of the Trust, an underwriting agreement among the Trust, the Depositor and any underwriter relating to the offer and sale of the Capital Securities, satisfactory to each such party. In the event that any filing referred to above is required by the rules and regulations of the Commission, the Exchange or state securities or blue sky laws to be executed on behalf of the Trust by one or more of the Trustees, each of the Trustees, in its or his capacity as Trustee of the Trust, is hereby authorized and, to the extent so required, directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that The Bank of New York (Delaware), in its capacity as Trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, Nasdaq or state securities or blue sky laws. In connection with the filings referred to above, the Depositor and Brian R. Bodager, Teresa A. Rosengarten and Joseph B. Selner, each an administrative trustee, solely in their capacities as Trustees of the Trust, hereby constitutes and appoints Brian
R. Bodager, Teresa A. Rosengarten and Joseph B. Selner, and each of them, as its or his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the Depositor or such Trustee or in the Depositor's or such Trustee's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to any such filings (including the 1933 Act Registration Statement and the 1934 Act Registration Statement) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, the Exchange and administrators of state securities or blue sky laws, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor or such Trustee might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue thereof.

                  5. This Trust Agreement may be executed in one or more counterparts.

                  6. The number of Trustees initially shall be four and thereafter the number of the Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Business Trust Act, one

Trustee shall be either a natural person who is a resident of the State of Delaware, or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time. The Trustees may resign upon thirty days' prior written notice to the Depositor.

                  7. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

                  8. (a) The Trustees (the "Fiduciary Indemnified Persons") shall not be liable, responsible or accountable in damages or otherwise to the Trust, the Depositor, the Trustees or any holder of the Capital Securities (the Trust, the Sponsor and any holder of the Capital Securities being a "Covered Person") for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Fiduciary Indemnified Persons in good faith on behalf of the Trust and in a manner the Fiduciary Indemnified Persons reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Persons by this Trust Agreement or by law, except that the Fiduciary Indemnified Persons shall be liable for any such loss, damage or claim incurred by reason of the Fiduciary Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

                     (b) The Fiduciary Indemnified Persons shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any person as to matters the Fiduciary Indemnified Persons reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to holders of Capital Securities might properly be paid.

                     (c) The Depositor agrees, to the fullest extent permitted by applicable law,

                         (i) to indemnify and hold harmless each Fiduciary
Indemnified Person, or any of its officers, directors, shareholders, employees, representatives or agents, from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by the Fiduciary Indemnified Persons by reason of the creation, operation or termination of the Trust in a manner the Fiduciary Indemnified Persons reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Persons by this Trust Agreement, except that no Fiduciary Indemnified Persons shall be entitled to be indemnified in respect of any loss, damage or claim incurred by the Fiduciary Indemnified Persons by reason of negligence or willful misconduct with respect to such acts or omissions; and

                         (ii) to advance expenses (including legal fees)
incurred by a Fiduciary Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Depositor of an undertaking by or on behalf of such Fiduciary Indemnified Persons to repay such amount if it shall be determined that such Fiduciary Indemnified Person is not entitled to be indemnified as authorized in the preceding subsection.

                     (d) The provisions of this Section 8 shall survive the termination of this Trust Agreement or the earlier resignation or removal of the Fiduciary Indemnified Persons.

                  9. The Trust may terminate without issuing any Capital Securities at the election of the Depositor.

      [Remainder of Page Intentionally Left Blank. Signature Page Follows.]

IN WITNESS THEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.


                                  ASSOCIATED BANC-CORP, as Depositor

                                  By: /s/ William M. Bohn
                                     ----------------------------------------
                                  Name: William M. Bohn
                                  Title: Senior Vice President


                                  THE BANK OF NEW YORK (DELAWARE),
                                  not in its individual capacity but solely as Delaware Trustee


                                  By: /s/ Michael Santino
                                     ----------------------------------------
                                  Name: Michael Santino
                                  Title: Senior Vice President


                                  By:  /s/ Brian R. Bodager
                                     ----------------------------------------
                                  Brian R. Bodager, not in his individual
                                  capacity but solely as Administrative Trustee


                                  By:  /s/ Teresa A. Rosengarten
                                     ----------------------------------------
                                  Teresa A. Rosengarten, not in her individual
                                  capacity but solely as Administrative Trustee


                                  By:  /s/ Joseph B. Selner
                                     ----------------------------------------
                                  Joseph B. Selner, not in his individual
                                  capacity but solely as Administrative Trustee